EXHIBIT 99.2
PROSPECTUS SUPPLEMENT                                REGISTRATION NO.  333-96061
(To Prospectus dated July 3, 2003)


                      [INTERNET ARCHITECTURE HOLDRS (SM)]


                        1,000,000,000 Depositary Receipts
                     Internet Architecture HOLDRS (SM) Trust

                  This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust.

                  The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:


                                                                          Share         Primary
                   Name of Company                         Ticker        Amounts    Trading Market
-----------------------------------------------------      ------        -------    --------------
3Com Corporation                                            COMS            3       Nasdaq NMS
Adaptec, Inc.                                               ADPT            1       Nasdaq NMS
Apple Computer, Inc.                                        AAPL            2       Nasdaq NMS
Ciena Corporation                                           CIEN            2       Nasdaq NMS
Cisco Systems, Inc.                                         CSCO           26       Nasdaq NMS
Dell Inc.                                                   DELL           19       Nasdaq NMS
EMC Corporation                                             EMC            16            NYSE
Extreme Networks, Inc.                                      EXTR            2       Nasdaq NMS
Foundry Networks, Inc.                                      FDRY            1       Nasdaq NMS
Gateway, Inc.                                               GTW             2            NYSE
Hewlett-Packard Company                                     HPQ          22.2225         NYSE
International Business Machines Corporation                 IBM            13            NYSE
Juniper Networks, Inc.                                      JNPR            2       Nasdaq NMS
McDATA Corporation                                         MCDTA         0.58891    Nasdaq NMS
Network Appliance, Inc.                                     NTAP            2       Nasdaq NMS
Roxio Inc.                                                  ROXI         0.1646     Nasdaq NMS
Sun Microsystems, Inc.                                      SUNW           25       Nasdaq NMS
Sycamore Networks, Inc.                                     SCMR            2       Nasdaq NMS
Unisys Corporation                                          UIS             2            NYSE
Veritas Software Corporation                                VRTS          0.893     Nasdaq NMS



         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is July 31, 2003.